                              State of Delaware

                      Office of the Secretary of State

                      --------------------------------

      I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ASSOCIATED NATURAL GAS CORPORATION", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF FEBRUARY, A.D. 1994, AT 10 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.








                       [SEAL APPEARS HERE]    /s/ William T. Quillen
                                             --------------------------------
                                              William T. Quillen,
                                              Secretary of State
2076757  8100
                                              AUTHENTICATION:   7027824
944019158
                                                        DATE:   02-15-94

                          CERTIFICATE OF AMENDMENT
                                     TO
                    RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                     ASSOCIATED NATURAL GAS CORPORATION


     Associated Natural Gas Corporation, a corporation organized and existed under the laws of the State of Delaware, hereby certifies as follows:

     1. At a meeting of the Board of Directors of Associated Natural Gas Corporation lawfully convened, a resolution was unanimously adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said Corporation, declaring the advisability of said amendment and directing that the amendment be considered at the Annual Meeting of Stockholders, the time and place of which, for said purpose, shall be fixed by the Board. The resolution is as follows:

     RESOLVED, that Article IV of the Restated Certificate of Incorporation of the Corporation, as amended, is further amended by changing said Article in its entirety so as to read as follows:

         The total number of shares of stock which this Corporation has the authority to issue is forty million (40,000,000) shares of common stock having a par value of Five Cents ($0.05)
         per share and two hundred thousand (200,000) shares of Preferred Stock having a par value of One Dollar ($1.00) per share, the designations, the number of shares of any series of such stock to be issued, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof not fixed hereby shall be as fixed by the Board of Directors from time to time by Resolution or Resolutions and shall be set forth in a Certificate as required by Section
         151(g) of the General Corporation Law of the State of Delaware, as the same may be amended or replaced from time to time, and when filed in accordance with Section 103 of the General
         Corporation Law of the State of Delaware, as the same may be amended or replaced from time to time, shall have the effect of amending this Restated Certificate of Incorporation.

     2. The Annual Meeting of Stockholders of said Corporation was, on proper notice in accordance with Section 222 of the General Corporation Law of the State of Delaware duly called and held on February 10, 1994, at which Meeting the necessary number of Stockholders required by the Restated Certificate of Incorporation of the Corporation and as required by statute cast their votes in favor of the foregoing amendment, to wit, the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock.

     3.  Said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware as amended.

     4. The capital of said Corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said Associated Natural Gas Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Donald H. Anderson, its President, and attested to by Erik B. Carlson, its Secretary, this 11th day of February, 1994.


                                 ASSOCIATED NATURAL GAS CORPORATION


                                 By: /s/ Donald H. Anderson
                                    ----------------------------------
                                         DONALD H. ANDERSON, PRESIDENT

ATTEST:

By: /s/ Erik B. Carlson
   -------------------------------
        ERIK B. CARLSON, SECRETARY


STATE OF COLORADO            )
                             )  ss.
CITY AND COUNTY OF DENVER    )

Before me,  Sharon E. Sinkey       , a Notary Public in and for said County
          -------------------------
and State, personally appeared Donald H. Anderson and Erik B. Carlson, who acknowledged before me that they are the President and Secretary, respectively, of Associated Natural Gas Corporation, a Delaware corporation, and executed the foregoing Certificate of Amendment as their free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

Given under my hand and seal of office this 11th day of February, 1994.


MY COMMISSION EXPIRES:                  /s/ Sharon E. Sinkey
                                        --------------------------
                                        NOTARY PUBLIC
     5/17/97
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